                                                                     EXHIBIT 5.3


                         [LETTERHEAD OF BRONS & SALAS]

                                         March 5, 2004

Sudamericana de Levaduras S.A. de Inversiones
Maipu 1210, 5th Floor
Buenos Aires
ARGENTINA

                                  RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR NOTES AND RELATED GUARANTIES

Dear Sirs:


         We have acted as your special counsel in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, and by Burns Philp Capital (U.S.) Inc., a company registered in Delaware, United States of America (the "ISSUERS"), of US$100 million in aggregate principal amount of 9-1/2% Senior Notes due 2010 (the "NOTES") and the guarantee of the Notes by Sudamericana de Levaduras S.A. de Inversiones (the "COMPANY") pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 16, 2003 among the Issuers, the guarantors named therein (the "GUARANTORS") and Wells Fargo Bank, National Association, as trustee.


         This opinion is rendered with regard to the registration statement the Company filed with the Securities and Exchange Commission on July 30, 2003 (File No. 333-107460) (the "REGISTRATION STATEMENT"), in order to register Series B Senior Notes and related guaranties.

         For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

         (i)      the Indenture;

         (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 2, 2003 among the Issuers, the Guarantors and Credit Suisse First Boston LLC, as the initial purchaser (the "INITIAL PURCHASER");

         (iii) the registration rights agreement dated June 16, 2003 among the Issuers, the Guarantors and the Initial Purchaser;

         (iv)     the Offering Document;

         (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;

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                                                                               2

         (vi) the Company's by-laws and amendments thereof, and the corporate records; and

         (vii) the Company's Board and shareholders meetings' minutes dated May 9, 2003 and May 23, 2003, and the validity of the resolutions adopted therein.

         We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Argentina;
(ii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture; (iii) that the Indenture has been duly executed and delivered by the Company; and (iv) that the execution and delivery of, and the performance by the Company of its obligations under the Indenture, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

         Additionally, we consent the Company's filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

         Finally, Dewey Ballantine LLP may rely on our opinion with respect to matters of Argentinean law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.

                                Yours sincerely,

                                /s/ Eduardo E. Represas

                                Eduardo E. Represas

                         [LETTERHEAD OF BRONS & SALAS]


                                         March 5, 2004

Levadura Uruguaya S.A.
Carlos A. Lopez 7547
Montevideo
URUGUAY

                                 RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR NOTES AND RELATED GUARANTIES

Dear Sirs:

         We have acted as your special counsel in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, and by Burns Philp Capital (U.S.) Inc., a company registered in Delaware, United States of America (the "ISSUERS"), of US$100 million in aggregate principal amount of 9-1/2% Senior Notes due 2010 (the "NOTES") and the guarantee of the Notes by Levadura Uruguaya S.A. (the "COMPANY") pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 16, 2003 among the Issuers, the guarantors named therein (the "GUARANTORS") and Wells Fargo Bank, National Association, as trustee.

         This opinion is rendered with regard to the registration statement the Company filed with the Securities and Exchange Commission on July 30, 2003 (File No. 333-107460) (the "REGISTRATION STATEMENT"), in order to register Series B Senior Notes and related guaranties.

         For the purpose of this opinion, we have requested the necessary information and legal advise from our Uruguayan correspondent lawyers (Aroztegui & Asoc.)1, and have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:


         (i)      the Indenture;



         (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 2, 2003 among the Issuers, the Guarantors and Credit Suisse First Boston LLC, as the initial purchaser (the "INITIAL PURCHASER");



         (iii) the registration rights agreement dated June 16, 2003 among the Issuers, the Guarantors and the Initial Purchaser;



         (iv)     the Offering Document;


------------------
(1) Copy of Aroztegui & Asoc.'s opinion is attached hereto as annex.

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                                                                               4


         (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;



         (vi) the Company's by-laws and amendments thereof, and the corporate records; and



         (vii) the Company's Board and shareholders meetings' minutes dated May 9, 2003 and May 26, 2003, and the validity of the resolutions adopted therein.


         We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Uruguay; (ii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture;
(iii) that the Indenture has been duly executed and delivered by the Company; and (iv) that the execution and delivery of, and the performance by the Company of its obligations under the Indenture, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

         Additionally, we consent the Company's filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

         Finally, Dewey Ballantine LLP may rely on our opinion with respect to matters of Uruguayan law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.

                                             Yours sincerely,

                                             /s/ Eduardo E. Represas

                                             Eduardo E. Represas

                         [AROZTEGUI & ASOC. LETTERHEAD]


                                  March 5, 2004

Brons & Salas
Maipu 1210, 5th Floor
Buenos Aires
ARGENTINA

                                  RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR NOTES AND RELATED GUARANTIES

Dear Sirs:

         We have acted as your Uruguayan advisers in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, and by Burns Philp Capital (U.S.) Inc., a company registered in Delaware, United States of America (the "ISSUERS"), of US$100 million in aggregate principal amount of 9-1/2% Senior Notes due 2010 (the "NOTES") and the guarantee of the Notes by Levadura Uruguaya S.A. (the "COMPANY") pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 16, 2003 among the Issuers, the guarantors named therein (the "GUARANTORS") and Wells Fargo Bank, National Association, as trustee.

         This opinion is rendered with regard to the registration statement the Company filed with the Securities and Exchange Commission on July 30, 2003 (File No. 333-107460) (the "REGISTRATION STATEMENT"), in order to register Series B Senior Notes and related guaranties.

         For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

         (i)      the Indenture;

         (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 2, 2003 among the Issuers, the Guarantors and Credit Suisse First Boston LLC, as the initial purchaser (the "INITIAL PURCHASER");

         (iii) the registration rights agreement dated June 16, 2003 among the Issuers, the Guarantors and the Initial Purchaser;

         (iv)     the Offering Document;

         (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;

         (vi) the Company's by-laws and amendments thereof, and the corporate records; and

         (vii) the Company's Board and shareholders meetings' minutes dated May 9, 2003 and May 26, 2003, and the validity of the resolutions adopted therein.

         We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Uruguay; (ii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture;
(iii) that the Indenture has been duly executed and delivered by the Company; and (iv) that the execution and delivery of, and the performance by the Company of its obligations under the Indenture, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

         Additionally, we consent your affixing this opinion to that to be rendered by you to the Company which - in turn - the latter shall file as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

         Finally, Dewey Ballantine LLP may rely on our opinion with respect to matters of Uruguayan law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.

                                          Yours sincerely,

                                          /s/ Cesar I. Aroztegui

                                          Cesar I. Aroztegui